UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Election of Certain Officers; Compensatory Arrangements of Certain Officers

      Election of Directors

On November 22, 2012, the Federal Home Loan Bank of Seattle (the “Seattle Bank”) announced that the following member and independent directors have been elected to its Board of Directors (the "Board"). The Board is constituted of member and independent directors, as discussed below and in "Part III. Item 10. Directors, Executive Officers and Corporate Governance" in the Seattle Bank's 2012 Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission ("SEC") on May 24, 2013.

Incumbent Russell J. Lau, vice chairman and chief executive officer of Finance Factors, Ltd., ran unopposed for the Hawaii member director position of the Seattle Bank's Board. Participating Alaska members elected Robert M. Teachworth, president and chief executive officer of Denali Alaskan Federal Credit Union, and participating Utah members re-elected James G. Livingston, PhD, senior vice president in the investments division at Zions First National Bank to serve as member directors of the Seattle Bank's Board. Craig E. Dahl, who has served on the Seattle Bank's Board since 2004, was not re-elected as the director representing Alaska members. Messrs. Lau, Teachworth, and Livingston were elected to four-year terms, commencing January 1, 2014 and ending December 31, 2017.

In the at-large election, the participating members of the Seattle Bank elected public interest independent director Cynthia A. Parker, president and chief executive officer of BRIDGE Housing Corporation, to a four-year term on the Seattle Bank's Board, commencing January 1, 2014 and ending December 31, 2017. Ms. Parker has served on the Seattle Bank's board since 2007.

At the time of this filing, none of the elected directors has been named to serve on any committee of the Board for 2014 (other than for incumbent directors as currently appointed).

Chairman and Vice Chairman Selection

At its meeting on November 21, 2013, the Seattle Bank’s board also elected its chair and vice chair for two-year terms beginning January 1, 2014. Mr. William V. Humphreys, president, chief executive officer, and director of Citizen's Bank and Citizen's Bancorp, was re-elected to the position of chairman. Mr. Gordon Zimmerman, president and director, Community Bank, Inc. and Montana Community Banks, Inc., was elected to serve as vice chair.
Mr. Humphreys currently serves as the chairman of the Seattle Bank's Board chair of the Executive Committee, and also serves on the Regulatory Oversight, Risk, and Governance and Compensation Committees of the Board. Mr. Zimmerman currently serves as the chairman of the Audit and Compliance Committee, vice chair of the Risk Committee, and member of the Executive Committee of the Board.
Director Resignation
On November 20, 2013, Debora D. Horvath submitted her resignation as an independent director of the Seattle Bank. Pursuant to applicable laws and regulations, the independent directorship vacancy (having a term expiring on December 31, 2016) created by Ms. Horvath's resignation is to be filled by the Board.
Ms. Horvath had no disagreement with the Seattle Bank upon her resignation.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Seattle Bank's 2013 director elections were conducted by mail. No in-person meeting of the members was held. The director elections, which concluded on November 18, 2013, took place in accordance with Federal Housing Finance Agency regulations, by direct vote of the Seattle Bank's eligible security holders. For each open seat, eligible security holders were given the opportunity to cast their votes in favor of a candidate running for an open seat. Security holders did not have the option to cast a vote against a particular candidate, or to cast a "withholding" or "abstaining" vote.

Institutions eligible to vote in the Hawaii member director election nominated one candidate for that member director position for a term beginning in 2014. The candidate, incumbent Russell J. Lau, was elected by default, to the Hawaii member director position as no candidate opposed him in the election.

Institutions eligible to vote in the Alaska member director election nominated two candidates for that member director position for a term beginning in 2014. Of the two candidates, Robert M. Teachworth was elected. Of the 13 institutions eligible to cast 44,462 votes in the Alaska member director election, 12 participated, casting a total of 37,711 votes, of which Mr. Teachworth received 22,602 votes.

Institutions eligible to vote in the Utah member director election nominated two candidates for that member director position for a term beginning in 2014. Of the two candidates, James G. Livingston was elected. Of the 44 institutions eligible to cast 160,972 votes in the Utah member director election, 20 participated, casting a total of 84,507 votes, of which Mr. Livingston received 42,508 votes.

The following table summarizes the number of votes that each candidate received in the elections for the Alaska and Utah member director positions.

Name	Position	Votes	Percentage
Alaska
Robert M. Teachworth (elected - member director)	President and Chief Executive Officer Denali Alaska Federal Credit Union 440 E. 36th Ave, Suite 409 Anchorage, AK 99503	22,602	59.9%
Craig E. Dahl	President and Chief Executive Officer Alaska Pacific Bank 2094 Jordan Ave. Juneau, AK 99801	15,109	40.1%

Utah
James G. Livingston (elected - member director)	Senior Vice President Zions First National Bank One South Main Street, Suite 200 Salt Lake City, UT 84111	42,508	50.3%
Wolfgang T. N. Muelleck	Director and Executive Vice President, Chief Financial Officer Bank of American Fork 33 East Main Street American Fork, UT 84003	41,999	49.7%

In the at-large election to fill one open public interest independent director position that concluded on November 18, 2013, two candidates were nominated to run for the position. Of the 339 institutions eligible to cast 1,922,026 votes for the position, 152 participated, casting a total of 935,389 votes. Ms. Parker was re-elected to the independent director position.

The following table summarizes the number and percentage of votes that each candidate received in the at-large election for the open independent director position.

Name	Position	Votes	Percentage
Cynthia A. Parker (elected - independent director)	President and Chief Executive Officer BRIDGE Housing Corporation 345 Spear Street, Suite 700 San Francisco, CA 94105	625,297	66.8%

Grant S. Whitaker	President and Chief Executive Officer Utah Housing Corporation 2479 Lake Park Blvd. West Valley City, UT 84120	310,092	33.2%

The Board comprises financial service, business, and community leaders from across the Seattle Bank's district. In 2014, the Seattle Bank's Board will include 14 directors: eight member directors and six independent directors. Two of the independent directors, Marianne M. Emerson and Cynthia A. Parker, have been designated as public interest directors.

•	Member directors must be officers or directors of Seattle Bank member institutions.

•
Independent directors are required to have knowledge or experience in one or more of the following areas: auditing and accounting, derivatives, financial management, organizational management, project development, risk management practices, or the law.

•
Public interest directors are required to have at least four years of experience representing consumer or community interests on banking services, credit needs, housing, or financial consumer protections.

Directors generally serve four-year terms, which are staggered to help ensure continuity in corporate governance. Some directors may serve shorter terms so that approximately one-fourth of the terms will expire each year.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: November 22, 2013	By: /s/ Michael L. Wilson
President and Chief Executive Officer